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                                                                    EXHIBIT 23.5


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statement on Form S-4 of CUC International Inc. of our reports dated February 2, 1996 and December 5, 1994, relating to the consolidated financial statements of Ideon Group, Inc., which appears in the Current Report on Form 8-K of CUC International Inc., filed with the Securities and Exchange Commission on or about September 17, 1996. We also consent to the reference to us under the heading "Experts."

PRICE WATERHOUSE LLP
Tampa, Florida

December 30, 1996